UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 4, 2025

Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY

(Exact name of registrant as specified in its charter)

GA	001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA, GA	30339
(Address of principal executive offices)	(Zip Code)

(678) 934-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2025, Genuine Parts Company (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P., Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”).

Pursuant to the Cooperation Agreement, the Company has agreed to, among other things, (i) appoint Matthew A. Carey and Court D. Carruthers (the “New Directors”) to the Company’s Board of Directors (the “Board”) as independent directors with initial terms expiring at the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”), and (ii) include the New Directors in the Company’s slate of nominees for election at the 2026 Annual Meeting.

The Cooperation Agreement further provides that in the event that a New Director is unable or unwilling to serve, or resigns, is removed as a director or ceases to be a director of the Company for any other reason prior to the expiration of the Cooperation Period (as defined below), the Company and Elliott will cooperate in good faith to mutually select, and the Company will appoint, a replacement director reasonably acceptable to the Company and Elliott to serve as a director of the Company for the remainder of the applicable New Director’s term, provided that at such time Elliott beneficially owns a “net long position” of, or has aggregate net long economic exposure to, at least 2.5% of the Company’s then outstanding shares of common stock.

The Cooperation Agreement includes certain voting commitments, customary standstill restrictions and mutual non-disparagement provisions that remain in place until the earlier of (x) the date that is 30 calendar days prior to the notice deadline under the Company’s bylaws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2027 annual meeting of shareholders and (y) September 4, 2026 (such period, the “Cooperation Period”).

Concurrently with the execution of the Cooperation Agreement, the Company and Elliott entered into an Information Sharing Agreement pertaining to the sharing of certain confidential information by the Company with Elliott.

The foregoing description of the Cooperation Agreement is a summary, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Cooperation Agreement, a copy of which is attached hereto and filed as Exhibit 10.1 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirements

On September 4, 2025, John R. Holder and Robin C. Loudermilk, Jr. informed the Board of their decision to retire from their positions as directors on the Board, effective immediately. The decisions by Messrs. Holder and Loudermilk to retire from the Board were not the result of any disagreement with the Company on any matter regarding the Company’s operations, policies or practices.

Appointment of New Directors

Pursuant to the Cooperation Agreement, on September 4, 2025, the New Directors were appointed to the Board, effective immediately. Additionally, Mr. Carey was appointed to the Audit Committee of the Board and Mr. Carruthers was appointed to the Compensation and Human Capital Committee of the Board. A copy of the press release announcing the appointment of the New Directors, which includes certain biographical information, is attached hereto as Exhibit 99.1.

In connection with the appointments, the Board determined Messrs. Carey and Carruthers to be independent directors within the meaning of the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines.

The New Directors will be compensated for their service as directors on the same basis as other non-employee directors of the Company.

There are no arrangements or understandings between any of the New Directors and any other person pursuant to which each was selected as a director, other than with respect to the matters referenced under Item 1.01 of this Current Report on Form 8-K. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between the Company and any of the New Directors required to be disclosed herein.

Approval of Retention Awards

Effective as of September 4, 2025, the Board, upon the recommendation of the Board’s Compensation and Human Capital Committee (the “CHC Committee”) and consultation with the CHC Committee’s independent compensation consultant, approved retention awards for each of the Company’s named executive officers: Will Stengel, President and Chief Executive Officer; Bert Nappier, Executive Vice President and Chief Financial Officer; Naveen Krishna, Executive Vice President, Chief Information and Digital Officer; and Christopher Galla, Senior Vice President, General Counsel and Corporate Secretary (each, the “Executive” and collectively, the “Executives”) and certain other participants in the form of time-based restricted stock units (the “RSU Grants”) pursuant to the Company’s 2015 Incentive Plan, as amended, and the terms and conditions of the Company’s form of Restricted Stock Unit Award Certificate (the “Award Certificate”).

The RSU Grant for Mr. Stengel has a grant date value of $3.0 million, and the RSU Grants for each of the other Executives have a grant date value of $1.5 million. The RSU Grants cliff vest on the third anniversary of the grant date, subject to the Executive’s continued employment with the Company. If the Executive’s employment is terminated without “cause” or the Executive terminates his or her employment for “good reason” prior to the third anniversary of the grant date, the RSU Grants will fully vest and be settled in cash on the termination date based on the closing price of the underlying Company common stock on the termination date.

The foregoing description of the RSU Grants does not purport to be complete and is qualified in its entirety by reference to the form of Award Certificate, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Adoption of Form of Severance Agreement

Also effective as of September 4, 2025, the Board, upon the recommendation of the CHC Committee and consultation with the CHC Committee’s independent compensation consultant, adopted a form of Severance Agreement (the “Severance Agreement”), which was entered into with each of the Executives and certain other participants designated by the CHC Committee. The Severance Agreement, which is in addition to the Executive’s existing change in control agreement (the “Existing CIC Agreement”), was approved by the CHC Committee in order to, among other reasons, retain key executive talent and ensure continuity of the Company’s businesses during periods of potentially significant organizational changes or other important times when their continued employment with the Company may be uncertain.

Under the terms of the Severance Agreement, if the Executive’s employment is terminated without “cause” or the Executive terminates his or her employment for “good reason” (other than in connection with a change in control under the Existing CIC Agreement), the Executive will be entitled to receive the following benefits:

•

a lump sum payment equal to, in the case of Mr. Stengel, two times the sum of his (i) annual base salary, plus (ii) target annual bonus in effect immediately prior to the termination and, in the case of the other Executives, the sum of (i) one and half times the Executive’s annual base salary, plus (ii) the Executive’s target annual bonus in effect immediately prior to the termination;

•

a lump sum payment equal to a pro-rated portion of the Executive’s annual bonus in effect immediately prior to the termination based on actual achievement of performance goals at the end of the performance period;

•	pro-rated vesting of all time-based equity awards and pro-rated vesting of all performance-based equity awards based on actual achievement of performance goals at the end of the performance period;

•	up to 18 months of subsidized COBRA continuation coverage; and

•	payment of the net present value of accrued benefits, if not otherwise retirement eligible, under the Company’s defined benefit supplemental retirement plan, as applicable.

Under the terms of the Severance Agreement, Executives have agreed to customary restrictive covenants, including non-competition and non-solicitation covenants. In addition, the foregoing benefits are subject to the timely execution of a release of claims against the Company at the time of any qualifying termination.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Severance Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 4, 2025, the Company issued a press release announcing its entry into the Cooperation Agreement. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Cooperation Agreement, dated September 4, 2025, by and among Genuine Parts Company, Elliott Investment Management L.P., Elliott Associates, L.P. and Elliott International, L.P.

10.2*	Form of Award Certificate

10.3*	Form of Severance Agreement

99.1	Press Release, dated September 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Indicates management contracts and compensatory plans and arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date: September 4, 2025	By:	/s/ Bert Nappier
Name: Bert Nappier
Title: Executive Vice President and CFO